EXECUTIVE COMPENSATION AGREEMENT
                                   1994/95



EXECUTIVE:    J.C. GOUACHE               MANAGER:  Emmanuel ROUGIER

The EXECUTIVE compensation plan is based on two components:

  -- a salary, aligned with market information
  -- a bonus linked to the accomplishments of specific, quantifiable objectives.

The agreement between the EXECUTIVE and his MANAGER determines the salary and objectives for the year ended June 30, 1995
("Fiscal 1995").

At the end of this period, the parties concerned will decide on the continuation of the process.

I.  SALARY

    Starting October 1, 1994, the EXECUTIVE'S annual gross salary will
    be:    547,700 French Francs

    It will be in effect for a period of 12 months, except in the event of a change in job function.

II. BONUS

    For the period from July 1, 1994 to June 30, 1995, the objectives and relevant bonuses for the EXECUTIVE are noted hereafter.

    1. Increase in CAF of Limagrain Genetics International compared to actual results for Fiscal 1994

        37,000 French Francs multiplied by [CAF for Fiscal 1995 less 32,049K French Francs] divided by 30,000K French Francs

    2. Increase in net sales of BioTechnica/LG Seeds compared to proforma results for Fiscal 1994

        18,500 French Francs multiplied by [Net Sales of LG Seeds for Fiscal 1995 less $21,878,000] divided by $4,400,000

    3.  Improvement of CAF of BioTechnica/LG Seeds for Fiscal 1995

        If CAF is equal to or less than 0, then 0

        If CAF greater than 0, then 0.3% multiplied by CAF for Fiscal 1995

NOTE: CAF is a French accounting measurement of cash generated by operations. It is equal to net income plus depreciation and amortization, adjusted by changes in inventory reserves, accounts receivable reserves, and gain or loss on disposal of fixed assets.

Payment of these bonuses is conditional upon the completion of the objectives as determined by the MANAGER and the EXECUTIVE for Fiscal 1995. Each objective will be analyzed separately during a meeting between the EXECUTIVE and his MANAGER.

I understand and agree with the compensation plan as outlined above. I have retained a signed copy of this agreement for my records.


Executed in Duplicate


/s/ Emmanuel ROUGIER                             /s/ J. C. GOUACHE
    MANAGER                                          EXECUTIVE


Dated:  October 21, 1994